As filed with the Securities and Exchange Commission on June 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Michigan	32-0058047
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

27175 Energy Way
Novi, Michigan 48377
(248) 946-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Christine Mason Soneral, Esq.
Senior Vice President and General Counsel
ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
(248) 946-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to be	Offering Price	Aggregate	Amount of
To Be Registered	Registered (1)	per Unit (2)	Offering Price (2)	Registration Fee (2)
Debt Securities

(1)         There is being registered hereby such indeterminate principal amount of debt securities as may from time to time be issued at indeterminate prices.

(2)         An unspecified and indeterminate aggregate initial offering price is being registered. In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

We may offer and sell our debt securities (collectively, the “securities”) from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time our securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement may also add, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may offer these securities directly to investors, through agents, underwriters or dealers on a continuous or delayed basis.  Each prospectus supplement will provide the terms of the plan of distribution relating to each offering of securities.

Investing in our securities involves risks. You should consider the risk factors described in this prospectus, any accompanying prospectus supplement and in the documents we incorporate by reference. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

June 2, 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “Commission,” using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings or resales. Each time securities are offered, we will provide a supplement to this prospectus that contains specific information about the offering and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of our securities in any state where the offer is not permitted.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise noted or the context requires, all references in this prospectus to:

•                  “ITC Great Plains” are references to ITC Great Plains, LLC, a wholly-owned subsidiary of ITC Grid Development, LLC;

•                  “ITC Grid Development” are references to ITC Grid Development, LLC, a wholly-owned subsidiary of ITC Holdings;

•                  “ITC Holdings” are references to ITC Holdings Corp. and not any of its subsidiaries;

•                  “ITC Midwest” are references to ITC Midwest LLC, a wholly-owned subsidiary of ITC Holdings;

•                  “ITCTransmission” are references to International Transmission Company, a wholly-owned subsidiary of ITC Holdings;

•                  “METC” are references to Michigan Electric Transmission Company, LLC, a wholly-owned subsidiary of MTH;

•                  “MISO Regulated Operating Subsidiaries” are references to ITCTransmission, METC and ITC Midwest together;

•                  “MTH” are references to Michigan Transco Holdings, LLC, the sole member of METC and an indirect wholly-owned subsidiary of ITC Holdings;

•                  “Regulated Operating Subsidiaries” are references to ITCTransmission, METC, ITC Midwest and ITC Great Plains together; and

•                  “We,” “our” and “us” are references to ITC Holdings together with all of its subsidiaries.

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OUR COMPANY

Our business consists primarily of the electric transmission operations of our Regulated Operating Subsidiaries. In 2002, ITC Holdings was incorporated in the State of Michigan for the purpose of acquiring ITCTransmission. ITCTransmission was originally formed in 2001 as a subsidiary of The Detroit Edison Company (currently known as DTE Electric Company), an electric utility subsidiary of DTE Energy Company, and was acquired in 2003 by ITC Holdings. METC was originally formed in 2001 as a subsidiary of Consumers Energy Company, an electric and gas utility subsidiary of CMS Energy Corporation, and was acquired in 2006 by ITC Holdings. ITC Midwest was formed in 2007 by ITC Holdings to acquire the transmission assets of Interstate Power and Light Company in December 2007. ITC Great Plains was formed in 2006 by ITC Holdings and became a Federal Energy Regulatory Commission (“FERC”)-jurisdictional entity in 2009. We own and operate high-voltage systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems.

Our business strategy is to own, operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, reduce transmission constraints and allow new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as enhance competitive wholesale electricity markets.

As electric transmission utilities with rates regulated by the FERC, our Regulated Operating Subsidiaries earn revenues through tariff rates charged for the use of their electric transmission systems by our customers, which include investor-owned utilities, municipalities, cooperatives, power marketers and alternative energy suppliers. As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC. The rates charged by our Regulated Operating Subsidiaries are established using cost-based formula rate templates, as discussed in “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 10-K”), which is incorporated by reference herein.

Recent Developments

On February 9, 2016, Fortis Inc. (“Fortis”), FortisUS Inc. (“FortisUS”), Element Acquisition Sub, Inc. (“Merger Sub”) and ITC Holdings entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into ITC Holdings, as a result of which ITC Holdings will become a subsidiary of FortisUS (the “Merger”). Under the current terms of the Merger, and assuming the Merger is consummated, our shareholders will receive $22.57 in cash and 0.7520 Fortis common shares for each share of common stock of ITC Holdings.  For a discussion of various risks relating to the Merger, see “Item 1A Risk Factors—Risks Related to the Merger” of our 2015 10-K, which is incorporated herein by reference.  For a further explanation of the Merger, see Note 20 to our audited consolidated financial statements and notes appearing in the 2015 10-K.

Corporate Information

Our principal executive offices are located at 27175 Energy Way, Novi, Michigan 48377 and our telephone number at that address is (248) 946-3000. ITC Holdings’ website is located at www.itc-holdings.com. The information on our website is not part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. We intend that those statements be covered by the safe harbors created under those laws. Forward-looking statements include statements concerning future business conditions, our plans and prospects, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, the outlook for our business and the electric transmission industry, expectations with respect to various legal and regulatory proceedings, the proposed Merger with Fortis and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus, and include, among others:

•                  Certain elements of our Regulated Operating Subsidiaries’ formula rates can be and have been challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows.

•                  Our actual capital investment may be lower than planned, which would cause a lower than anticipated rate base and would therefore result in lower revenues and earnings compared to our current expectations. In addition, we expect to invest in strategic development opportunities to improve the efficiency and reliability of the transmission grid, but we cannot provide assurance that we will be able to initiate or complete any of these investments.  In addition, we expect to incur expenses related to the pursuit of development opportunities, which may be higher than forecasted.

•                  The regulations to which we are subject may limit our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions or may subject us to liabilities.

•                  Changes in energy laws, regulations or policies could impact our business, financial condition, results of operations and cash flows.

•                  If amounts billed for transmission service for our Regulated Operating Subsidiaries’ transmission systems are lower than expected, or our actual revenue requirements are higher than expected, the timing of collection of our revenues would be delayed.

•                  Each of our MISO Regulated Operating Subsidiaries depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

•                  A significant amount of the land on which our assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, we must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete construction projects in a timely manner.

•                  We contract with third parties to provide services for certain aspects of our business. If any of these agreements are terminated, we may face a shortage of labor or replacement contractors to provide the services formerly provided by these third parties.

•                  Hazards associated with high-voltage electricity transmission may result in suspension of our operations or the imposition of civil or criminal penalties.

•                  We are subject to environmental regulations and to laws that can give rise to substantial liabilities from environmental contamination.

•                  We are subject to various regulatory requirements, including reliability standards; contract filing requirements; reporting, recordkeeping and accounting requirements; and transaction approval requirements. Violations of these requirements, whether intentional or unintentional, may result in penalties that, under some circumstances, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

•                  Acts of war, terrorist attacks, cyber attacks, natural disasters, severe weather and other catastrophic events may have a material adverse effect on our business, financial condition, results of operations and cash flows.

•                  ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to pay dividends and fulfill our other cash obligations.

•                  We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our debt obligations and/or to obtain additional financing.

•                  Certain provisions in our debt instruments limit our financial and operating flexibility.

•                  Adverse changes in our credit ratings may negatively affect us.

•                  Provisions in our Articles of Incorporation and bylaws, Michigan corporate law and our debt agreements may impede efforts by our shareholders to change the direction or management of our company.

•                  Provisions in our Articles of Incorporation restrict market participants from voting or owning 5% or more of the outstanding shares of our capital stock.

•                  Completion of the Merger is subject to various conditions which, if not satisfied, may cause the Merger not to be completed in a timely manner or at all.

•                  We will continue to incur substantial transaction-related costs in connection with the Merger.

•                  The announcement and pendency of the Merger could adversely affect our business, results of operations and financial condition.

•                  While the Merger Agreement is in effect, we are subject to restrictions on our business activities.

•                  If the Merger is completed, the combined company may not be able to successfully integrate our business with Fortis and therefore may not be able to realize the anticipated benefits of the Merger.

•                  We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

•                  Other risk factors discussed herein and listed from time to time in our public filings with the Commission.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

Except as required by law, we undertake no obligation to publicly correct or update any of our forward-looking or other statements in this prospectus, in any documents incorporated by reference in this prospectus or in any prospectus supplement hereto or any free writing prospectus, whether as a result of new information, future events, or otherwise.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find Additional Information” below.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	For the three months ended	Year Ended December 31,
	March 31, 2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.96	2.79	3.03	2.95	2.78	2.73

Our ratios of earnings to fixed charges were computed based on:

•                  “earnings,” which consist of net income before income taxes and fixed charges, excluding capitalized interest; and

•                  “fixed charges,” which consist of interest expense, including capitalized interest.

DESCRIPTION OF OUR DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities to which a prospectus supplement may relate.  We may from time to time offer and sell debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness, in one or more series.  We will describe the particular terms of a series of debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered, in the prospectus supplement relating to the offered debt securities.  If indicated in a prospectus supplement, the terms of any series of debt securities may differ from the terms summarized below.

We will issue the debt securities under an indenture, dated as of April 18, 2013, as amended or supplemented from time to time, which we refer to as the “indenture,” between us and Wells Fargo Bank, National Association, as trustee, in such capacity, called the “Trustee.”  The following summary of material provisions does not purport to describe every aspect of the debt securities and the indenture.  This summary is subject to the detailed provisions of the indenture, including the definition of certain terms used in this prospectus and those terms made a part of the indenture by reference to the Trust Indenture Act.  Wherever particular defined terms of the indenture are referred to, those defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference.  We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.  You can find the definitions of certain terms used in this description under the caption “—Certain Definitions”. In this description, the word “Company” refers only to ITC Holdings Corp. and does not include any of its subsidiaries.  Capitalized terms that are used and not otherwise defined in this prospectus will have the meanings assigned to them in the indenture.

The registered holder of debt securities will be treated as the owner of the debt securities for all purposes. Only registered holders will have rights under the indenture.

General

The indenture provides for the issuance from time to time of debt securities by us in an unlimited amount pursuant to a board resolution or by or pursuant to a supplemental indenture.

Under the indenture, we may issue debt securities in one or more series with the same or various maturities, at par, at a premium or with original issue discount.  The applicable prospectus supplement relating to a particular series of debt securities will describe the specific terms of the debt securities we may offer, including:

(a)         the title of the debt securities of that series (which will distinguish the debt securities of that series from all other series of debt securities);

(b)         any limit upon the aggregate principal amount of the debt securities of that series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series and except for any debt securities which are deemed never to have been authenticated and delivered hereunder);

(c)          the Person to whom any interest on a debt security of that series will be payable, if other than the Person in whose name the debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

(d)         the date or dates on which the principal or installments of principal of any debt securities of that series is payable and any rights to extend such date or dates and the duration of such extension;

(e)          the rate or rates (which may be fixed or variable) per annum at which the debt securities of that series will bear interest or the method by which such rate or rates will be determined, the date from which such interest will accrue or the method by which such date or dates will be determined and the right (if any) to extend such dates and the duration of such extension;

(f)           the obligation, if any, of the Company to redeem, repay or purchase any debt securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of that series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(g)          whether the debt securities of that series will be convertible into shares of our common stock and/or exchangeable for other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at our option, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

(h)         if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of that series will be issuable;

(i)             if other than the principal amount thereof, the portion of the principal amount of debt securities of that series which will be payable upon declaration of acceleration of the maturity thereof;

(j)            if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency in which payment of the principal of (and premium, if any) and interest, if any, on the debt securities of that series will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

(k)         if the principal of (and premium, if any) or interest, if any, on the debt securities of that series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(l)             if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of that series may be determined with reference to an index based on a coin or currency other than that in which the debt securities are stated to be payable or pursuant to a formula, the manner in which such amounts will be determined;

(m)     any provisions permitted by the indenture relating to events of default or covenants of the Company with respect to such series of debt securities;

(n)         if the principal amount payable at the stated maturity of any debt securities of that series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or under the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be Outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

(o)         if applicable, that the debt securities of that series, in whole or any specified part, will not be defeasible and, if other than by a company order, the manner in which any election by the Company to defease such debt securities will be evidenced;

(p)         if applicable, that any debt securities of that series will be issuable in whole or in part in the form of one or more Global Securities (as defined below) and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which will be borne by any such Global Security in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such Global Security may be exchanged in whole or in part for debt securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(q)         any additions to, deletions from or changes in the covenants set forth in the indenture which apply to the debt securities of that series;

(r)            providing collateral to the Trustee to secure payment of the principal of (and premium, if any) and interest on the debt securities of any series, and provisions for the release of any such collateral; and

(s)           any other terms of that series (which terms will not be inconsistent with the provisions of the indenture), including, without limitation, any terms required or appropriate to establish one or more series of debt securities issued in a periodic offering.

The indenture does not contain any restriction on the payment of dividends, incurrence of unsecured debt or any financial covenants.  The indenture does not contain provisions which would afford you protection in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

Our directors, officers, employees or shareholders will not have liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a debt security each holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the debt securities.

The debt securities of any series will be a single, distinct series of debt securities. We may from time to time, without the consent of existing holders of the debt securities, create and issue an additional principal amount of debt securities of that series having the same terms and conditions and the same CUSIP number as the debt securities being offered in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previous series of outstanding debt securities. The indenture does not require that we issue future issues of debt securities under the indenture. We will be free to employ other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of other debt securities.

Ranking

Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Consequently, the debt securities will be structurally subordinated to the debt and other liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors and taxing authorities.

Unless otherwise indicated in a prospectus supplement, the debt securities shall be our direct, senior unsecured (unless one or more series of debt securities is secured pursuant to the provision of a supplement to the indenture) obligations and will rank without preference or priority among themselves and pari passu with all of our existing and future unsecured senior indebtedness, including amounts outstanding under our 5.875% Senior Notes due September 30, 2016, 6.23% Senior Notes, Series B, due September 20, 2017, 6.050% Senior Notes due January 31, 2018, 5.500% Senior Notes due January 15, 2020, 4.05% Senior Notes due July 1, 2023, 3.65% Senior Notes due June 15, 2024, 6.375% Senior Notes due September 30, 2036, 5.30% Senior Notes due July 1, 2043, Term Loan Credit Agreement, dated as of December 20, 2013 and the Revolving Credit Agreement, dated as of March 28, 2014, as well as any of our commercial paper outstanding from time to time issued under our commercial paper program dated June 8, 2015.  Because none of our subsidiaries are guaranteeing the debt securities, the debt securities will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and (i) ITCTransmission’s 6.125% First Mortgage Bonds, Series C, due March 31, 2036, 5.75% First Mortgage Bonds, Series D, due April 1, 2018, 4.625% First Mortgage Bonds, Series E, due August 15, 2043, 4.27% First Mortgage Bonds, Series F, due June 10, 2044, and Revolving Credit Agreement, dated as of March 28, 2014; (ii) METC’s 5.64% Senior Secured Notes due May 6, 2040, 3.98% Senior Secured Notes due October 26, 2042, 4.19% Senior Secured Notes due December 15, 2044, 3.90% Senior Secured Notes due April 26, 2046, and Revolving Credit Agreement, dated as of March 28, 2014; (iii) ITC Midwest’s 6.15% First Mortgage Bonds, Series A, due January 31, 2038, 7.12% First Mortgage Bonds, Series B, due December 22, 2017, 7.27% First Mortgage Bonds, Series C, due December 22, 2020, 4.60% First Mortgage Bonds, Series D, due December 17, 2024, 3.50% First Mortgage Bonds, Series E, due January 19, 2027, 4.09% First Mortgage Bonds, Series F, due April 30, 2043, 3.83% First Mortgage Bonds, Series G, due April 7, 2055, and Revolving Credit Agreement, dated as of March 28, 2014; and (iv) ITC Great Plains’ 4.16% First Mortgage Bonds, Series A, due November 26, 2044 and Revolving Credit Agreement, dated as of March 28, 2014.

Conversion or Redemption

No debt security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of debt securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a debt security, we may not redeem the debt security prior to its stated maturity. Debt securities subject to redemption by us will be subject to the following terms:

•                  redeemable on and after the applicable redemption dates;

•                  redemption dates and redemption prices fixed at the time of sale and set forth on the debt security; and

•                  redeemable in whole or in part (provided that the unredeemed portion of the principal amount of any debt security will be in an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not less than 30 nor more than 60 days prior to the date of redemption.

Payment and Paying Agents

Principal of and interest and premium, if any, on debt securities issued in the form of Global Securities will be paid in the manner described under the caption “—Book-Entry Securities.” Principal of and interest and premium, if any, on debt securities issued in the form of definitive, physical certificates, if any, will be paid, at our option, by check mailed or wire transferred to the address of each holder of such debt securities.

Subject to applicable laws regarding abandoned property, any payment made by us for the payment of principal, interest or premium, if any, on any debt securities that remains unclaimed for two years after such amount has become due and payable will be repaid to us. The holder of a debt security will be able to look only to us for payment.

Certain Covenants

Except as specified below or in the applicable prospectus supplement, the following covenants apply to all series of debt securities.

Restrictions on Liens

The indenture provides that as long as any debt securities are Outstanding, we may not, and may not permit any Subsidiary to, incur, issue, assume, guarantee or permit to exist indebtedness that is secured by any Liens on any of our Property or Property of any of our Subsidiaries, or upon shares of capital stock or evidences of indebtedness issued by any Subsidiary and owned by us or any Subsidiary, whether we or any of our Subsidiaries, as applicable, owned such Property at the date of the indenture or acquired such Property thereafter, without making, or causing such Subsidiary to make, effective provision to secure all of the debt securities issued under the indenture and then Outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured. This restriction will not apply to:

(a)         any indebtedness that is secured by Liens existing on the date of the indenture;

(b)         Liens to secure indebtedness under the Credit Agreements up to $500.0 million;

(c)          Liens to secure indebtedness issued under any First Mortgage Indenture;

(d)         Liens on any Property that we or any of our Subsidiaries acquire, construct or improve after the date of the indenture which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 270 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

(e)          Liens of or upon any Property, shares of capital stock or indebtedness existing at the time of acquisition thereof by us or any of our Subsidiaries, whether by merger, consolidation, purchase, lease or otherwise (including Liens of or upon Property, shares of capital stock or indebtedness of a Person existing at the time such Person becomes a Subsidiary or a part of us or a Subsidiary by acquisition, merger or otherwise);

(f)           Liens in favor of us or in favor of any of our Subsidiaries;

(g)          Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

(h)         Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens we must have disposed of such Property and any indebtedness secured by such Liens shall be without recourse to us or any Subsidiary;

(i)             Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by us or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

(j)            Liens arising out of pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which we or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(k)         Liens created by or resulting from any litigation or other proceeding which are being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against us or any Subsidiary with respect to which we or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens that we or any Subsidiary incurs for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which we or such Subsidiary is a party;

(l)             Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(m)     Liens of lessors or licensors for amounts due which are not delinquent or are being contested;

(n)         Rights of others to take minerals, timber, gas, water or other products produced by us or by others on our Property;

(o)         Liens which have been bonded for the full amount in dispute;

(p)         Liens pursuant to Sale and Leaseback Transactions;

(q)         Liens consisting of easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to our Property or the Property of any Subsidiary or any part thereof, none of which interferes materially with the use of the Property covered thereby in the ordinary course of our business or the business of such Subsidiary and which do not, in our opinion, materially detract from the value of such properties; and

(r)            any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (b), (c), (d), (e) or (h) to (q), inclusive; provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same Property, shares of stock or indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such Property) and (ii) the amount of indebtedness secured by such Lien at such time is not increased.

The indenture provides that notwithstanding the foregoing limitations, we or our Subsidiaries may incur, issue, assume, guarantee or permit to exist indebtedness secured by Liens without equally and ratably securing the debt securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of indebtedness, after giving effect thereto and to the retirement of any of our indebtedness or indebtedness of any Subsidiary which is concurrently being retired, the sum of (i) the aggregate amount of all outstanding indebtedness of us and all of our Subsidiaries secured by Liens which we or a Subsidiary could not have incurred, issued, assumed or guaranteed without equally or ratably securing the debt securities of each series then Outstanding, except for the provisions of this paragraph, plus (ii) the Attributable Value of Sale and Leaseback Transactions entered into pursuant to “—Restrictions on Sale and Lease-Back Transactions,” does not at such time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization.

Restrictions on Sale and Lease-Back Transactions

The indenture provides that, so long as any debt securities are Outstanding, neither we nor any Subsidiary will enter into any arrangement under which we or a Subsidiary would lease, for a period, including renewals, in excess of three years, any Property which it has sold or transferred or is going to sell or transfer (a “Sale and Leaseback Transaction”) unless either: (a) we or the Subsidiary would, when entering into such arrangement, be entitled, without equally and ratably securing the debt securities of each series of debt securities then Outstanding, to incur, issue, assume or guarantee indebtedness secured by a Lien on such property pursuant to paragraphs (a) to (o), (q) and (r) (except in respect of an extension, renewal or replacement of a Lien referred to in paragraph (p)), inclusive, under “— Restrictions on Liens”; or (b) we, within 180 days after such sale or transfer, apply to the retirement of our Funded indebtedness an amount equal to the greater of (i) the net proceeds of the sale of Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Property so sold and leased back at the time of entering into such arrangement (as determined by us in good faith); provided, that the amount to be applied to the retirement of our Funded Indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 180 days after such sale to the Trustee for retirement and cancellation and (ii) the principal amount of Funded Indebtedness, other than debt securities, voluntarily retired by us within 180 days after such sale. Notwithstanding the foregoing, we and our Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited; provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding indebtedness secured by Liens in reliance on the last paragraph under “—Restrictions on Liens” of the indenture does not at the time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization. A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.

Reports

We, pursuant to Section 314(a) of the Trust Indenture Act, will:

(a)         file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)         file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the indenture, as may be required from time to time by such rules and regulations; and

(c)          transmit to the holders of debt securities within 30 days after the filing thereof with the Trustee such summaries of any information, documents and reports required to be filed by us pursuant to the provisions of paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the SEC;

provided, that any such information, documents or reports filed electronically with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and the holders of the debt securities; provided, further, that we will notify the Trustee if we fail to so file any such information, documents or reports with the SEC.

We will also deliver to the Trustee, no later than May 15 of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of our compliance with all conditions and convents under the indenture through such year or, if there has been a default (without regard to any period of grace or requirement of notice provided under the indenture), specifying all such defaults and the nature and status thereof of which he may have knowledge.

Duties of Trustee; Resignation or Removal of Trustee

The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered indemnity by such holder reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Trustee may resign at any time with respect to any series of debt securities by giving us written notice thereof. The Trustee may be removed at any time with respect to any series of debt securities by the holders of a majority in aggregate principal amount of the Outstanding debt securities of that series, delivered to the Trustee and to us. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

We will give notice of each resignation and each removal of the Trustee with respect to the debt securities of any series and each appointment of a successor Trustee with respect to the debt securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the holders of debt securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the debt securities of such series and the address of its Corporate Trust Office.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to the debt securities of any series will be any of the following:

(a)         our default in the payment of any principal (or premium, if any) of any debt security of that series when due and payable, whether at its maturity or otherwise;

(b)         our default in the payment of any interest upon any debt security of that series when it becomes due and payable, and the continuance of such default for a period of 30 consecutive days;

(c)          our default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

(d)         our default in the performance, or breach, of any of our covenants in the indenture (other than certain covenants) and our continuance of such default in the performance or breach of any covenants in the indenture for a period of 60 consecutive days after due notice;

(e)          certain events of our bankruptcy, insolvency or reorganization; and

(f)           any other Event of Default provided with respect to any debt securities of that series.

The indenture provides that if an Event of Default (other than certain bankruptcy Events of Default) with respect to debt securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding debt securities of that series may, by notice as provided in the indenture, declare the aggregate principal amount of all debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by holders). Upon the occurrence of certain bankruptcy Events of Default, such principal and interest shall become immediately payable without any such declaration. Upon certain conditions, however, the holders of a majority in aggregate principal amount of the Outstanding debt securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences.

The indenture provides that the Trustee will, within 90 days after the Trustee has received written notice of a default with respect to debt securities of any series at the time Outstanding, give to the holders of the Outstanding debt securities of such series, notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any such debt securities, the Trustee will be protected in the withholding of such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding debt securities of such series; and, provided further, that such notice shall not be given until 30 days after the occurrence of a “default” specified in clause (d) under “Events of Default.” The term “default” for the purpose of this provision only means any event that is, or after notice or lapse of time or both would become, an Event of Default.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of such series; provided that (a) the Trustee will have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with the indenture; and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

The indenture includes a covenant that we will file at least annually with the Trustee a certificate of no default, or specifying any default that exists.

Discharge; Defeasance

The indenture provides that we, at our option (to the extent provided):

•                  will be discharged from our obligations with respect to the debt securities (except for certain obligations, including registering the transfer or exchange of the debt securities, replacing stolen, lost or mutilated debt securities, maintaining paying agencies and holding monies for payment in trust); or

•                  need not comply with certain restrictive covenants of the indenture (and the occurrence of certain Events of Default with respect to such restrictive covenants),

if we irrevocably deposit with the Trustee (and in the case of a defeasance, 91 days after such deposit), in trust, money, or U.S. Government Obligations, or a combination thereof, which through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and interest on the debt securities on the date such payments are due in accordance with the terms of the debt securities to their stated maturities or the applicable redemption dates as specified in the applicable prospectus supplement, as the case may be, and any mandatory sinking fund payments applicable to the debt securities on the day on which such payments are due and payable in accordance with the indenture and such debt securities. To exercise any such option, we are required to meet certain conditions, including delivering to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the Holders of the debt securities to recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur (which opinion, in the event of legal defeasance, shall state that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to such effect).

Modification of the Indenture

The indenture permits us and the Trustee to execute supplemental indentures that add, clarify, change or eliminate provisions of the indenture or modify the rights of the holders of Outstanding debt securities. We may execute a supplemental indenture without the consent of the holders of the debt securities in some cases and in others with the consent of the holders of at least a majority in aggregate principal amount of Outstanding debt securities of all series of debt securities affected by the supplemental indenture (voting together as a class). No such supplemental indenture, however, may, without the consent of the holder of each Outstanding debt security of each series affected thereby:

•                  change the stated maturity of any debt security;

•                  reduce the principal amount of, the rate of interest on or any premium payable upon redemption of, any debt security;

•                  change the place or currency of payment on any debt security;

•                  impair the right to institute suit for the enforcement of any payment on or after the maturity or stated maturity of any debt security;

•                  reduce the stated percentage of Outstanding debt securities necessary to modify or amend the indenture or related documents; or

•                  reduce the percentage of aggregate principal amount of Outstanding debt securities necessary to waive compliance with certain provisions of the indenture or modify certain provisions related to waiver of covenants and defaults.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Outstanding Debt Securities

The indenture provides that debt securities of any series that we or any of our affiliates own shall not be deemed to be Outstanding when determining whether the holders of the requisite principal amount of Outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture.

Consolidation, Merger and Sale of Assets

The indenture provides that we may, without the consent of the holders of any of the Outstanding debt securities under the indenture:

•                  consolidate with or merge with or into any other Person; or

•                  convey, transfer, sell or lease our properties and assets substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions;

if:

•                  the successor is a Person organized and validly existing under the laws of the United States, any state thereof or the District of Columbia;

•                  the successor Person, if other than us, expressly assumes by a supplemental indenture our obligations on the debt securities and under the indenture;

•                  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

•                  as a result of any such transaction, our assets would become subject to a Lien not permitted by the indenture, the debt securities are secured equally and ratably with (or prior to) all indebtedness secured thereby; and

•                  we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer, sale or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Certain Definitions

“Attributable Value” in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of (i) the sale price of the Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the rate of interest specified by the terms of such lease) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

“Consolidated Capitalization” means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by a consolidated balance sheet of us and all of our Subsidiaries prepared in accordance with generally accepted accounting principles at the date of such balance sheet.

“Credit Agreements” means, collectively, (i) the Term Loan Credit Agreement, dated as of December 20, 2013, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, and Wells Fargo Bank, National Association, as the administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., as documentation agent, (ii) the Revolving Credit Agreement, dated as of March 28, 2014, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administrative agent, Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents, and J.P. Morgan Securities, LLC, Barclays Bank PLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, in the case of each of (i) and (ii), as the same may be further amended, supplemented, refinanced, refunded, replaced or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

“First Mortgage Indentures” means, collectively, (i) the First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (ii) the First Mortgage Indenture, dated as of December 10, 2003, between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (iii) the First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A. (succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee, (iv) the First Mortgage and Deed of Trust, dated November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee, and (v) any mortgage bond indenture or other document similar to (i) through (iv) above that secures indebtedness of any Subsidiary by creating Liens on the assets of such Subsidiary similar to those created by (i) through (iv) above, and in the case of each of (i) through (v) above, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“Funded Indebtedness” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed which by their terms mature at, or are extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such indebtedness.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet prepared in accordance with generally accepted accounting principles on the date of such balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on the balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

“Outstanding,” when used with respect to debt securities of any series, means, as of the date of determination, all such debt securities theretofore authenticated and delivered under the indenture, except:

(a)         such debt securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)         such debt securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as our own Paying Agent) for the Holders of such debt securities; provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(c)          debt securities as to which defeasance or discharge has been effected pursuant to the indenture; and

(d)         such debt securities in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, or which shall have been paid in accordance with the provisions of the indenture governing mutilated, destroyed, lost or stolen debt securities (except with respect to any such debt security as to which proof satisfactory to the Trustee is presented that such debt security is held by a Person in whose hands such debt security is our legal, valid and binding obligation).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” of any Person means all such Person’s (i) property and assets and (ii) rights to and interests in all property and assets.

“Subsidiary” means any corporation, limited liability company or other business entity of which we own or control (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation, limited liability company or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other Person, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any obligation or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of principal of or interest on the obligation evidenced by such depository receipt.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry Securities

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the debt securities.  The debt securities will be represented by one or more global debt securities in fully registered form without coupons (the “Global Securities”) that will be deposited with and registered in the name of DTC or its nominee. Beneficial interests in the Global Securities will be exchanged for debt securities in certificated form only under the limited circumstances described under “Certificated Securities.” Each Global Security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Global Securities. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated security, a Global Security may not be transferred. DTC, its nominees and their successors may, however, transfer a Global Security as a whole to one another, and these transfers are required to be recorded on our records or on a register to be maintained by the Trustee.

Beneficial interests in a Global Security will be shown on, and transfers of beneficial interests in a Global Security will be made through, records maintained by DTC and its participants including through accounts maintained at Clearstream Banking, société anonyme, Luxembourg, commonly known as Clearstream, or the Euroclear System, commonly known as Euroclear. In this case, links will be established among DTC, Clearstream and Euroclear to facilitate the issuance of the Global Securities and cross-market transfers of the Global Securities associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries.

Portions of the following information concerning DTC and DTC’s book-entry only system, have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions, including transfers and pledges, in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation “DTCC”. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation,

all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments, distributions and dividend payments, and redemption proceeds, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee or agent for such debt securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the debt securities are required to be printed and delivered. See “—Certificated Securities.”

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the debt securities will be printed and delivered to DTC.

The underwriters, dealers or agents of any of the debt securities may be Direct Participants of DTC.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Distributions with respect to Global Securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and is operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.  The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Global Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the Global Securities will be made in same-day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Global Securities in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.

Because of time-zone differences, credits of Global Securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Global Securities settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Global Securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of the Global Securities among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time.

Certificated Securities

If DTC is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, and after the occurrence and during the continuance of an Event of Default, owners of beneficial interest in a Global Security with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Security advise the Trustee, the Company and DTC through agent members in writing that the continuation of a book-entry system is no longer in their best interests, then we will issue certificated debt securities in fully registered form (“Certificated Securities”) in exchange for the Global Securities representing the debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more Global Securities and, in such event, will issue Certificated Securities in exchange for the Global Securities representing the debt securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery of Certificated Securities represented by the Global Securities equal in principal amount to such beneficial interest and to have such Certificated Securities registered in its name.

Neither we nor the Trustee will be liable for any delay by the Global Security holder or DTC in identifying the beneficial owners of the debt securities and we, the Trustee, any Paying Agent and the Registrar of the debt securities may conclusively rely on, and will be protected in relying on, instructions from the Global Security holder or DTC for all purposes.

PLAN OF DISTRIBUTION

We may sell securities from time to time in any of the following ways:

•                  through underwriters or dealers;

•                  directly to a limited number of purchasers or to a single purchaser; or

•                  through agents.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•                  the name or names of any underwriters, dealers or agents and the amounts of such securities underwritten or purchased by each of them; and

•                  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may affect the distribution of the securities from time to time in one or more transactions either:

•                  at a fixed price or at prices that may be changed;

•                  at market prices prevailing at the time of the sale;

•                  at prices relating to such prevailing market prices;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

Transactions through dealers may include block trades in which dealers will attempt to sell the securities as agent but may position and resell the block as principal to facilitate the transaction. The securities may be sold through dealers or agents or to dealers acting as market makers.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option, if any).

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in Section 2(a)(11) of the Securities Act. Any commissions paid or any discounts, commissions or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in the applicable prospectus supplement.

The securities may be sold on any national securities exchange on which the securities may be listed at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or in the over-the-counter market or in transactions that include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater principal amount of securities than they are required to purchase in the offering.  The underwriters must close out any short position by purchasing notes in the open market.  A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities.  As a result of these activities, the price of the securities may be higher than the price that might otherwise exist in the open market.  These activities, if begun, may be discontinued at any time.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. The specific terms of the lock-up provisions in respect of any given offering will be described in the prospectus supplement.

LEGAL MATTERS

Dykema Gossett PLLC is advising us on certain matters relating to Michigan law. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon the validity of the issuance of our debt securities and certain other matters. In addition, Stuntz, Davis & Staffier, P.C., Washington, D.C. is advising us on matters relating to the FERC. Simpson Thacher & Bartlett LLP is relying upon the opinion of Dykema Gossett PLLC as to certain matters of Michigan law.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available to the public through the Commission’s Internet site at http://www.sec.gov and free of charge through our website at http://www.itc-holdings.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website, however, is not and should not be deemed a part of this prospectus.

We have filed with the Commission a registration statement under the Securities Act with respect to the securities offered by this prospectus.  This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules.  Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Commission are only summaries of the terms of those documents that we consider material.  If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents (other than any portion of such document that is furnished rather than filed) listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the registration statement, of which this prospectus is a part, has been terminated:

•                  our Annual Report on Form 10-K for the year ended December 31, 2015;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016; and

•                  our current reports on Form 8-K filed on January 26, 2016, February 8, 2016, February 9, 2016, February 11, 2016, April 11, 2016, April 26, 2016, May 3, 2016, May 23, 2016, May 25, 2016, May 27, 2016 and June 2, 2016.

We will provide to each person, including a beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings at no cost, by writing or calling us at:

ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
Attention: General Counsel
Tel: (248) 946-3000

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

DEBT SECURITIES

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The actual and estimated expenses in connection with offerings under this registration statement, all of which will be borne by ITC Holdings Corp., a Michigan corporation (the “Registrant”), are as follows:

Commission registration fee	(1)
FINRA filing fee	(2)
Printing and engraving expenses	(2)
Legal fees	(2)
Accounting fees	(2)
Trustee’s Fees	(2)
Miscellaneous	(2)
Total	(2)

(1)         Deferred in reliance on Rule 456(b) and Rule 457(r).

(2)         The amount of these expenses is not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

As permitted by the Michigan Business Corporation Act, or MBCA, the Amended and Restated Articles of Incorporation of the Registrant generally limit the personal liability of its directors to the Registrant and its shareholders for breach of their fiduciary duty. The Articles of Incorporation, however, do not eliminate or limit the liability of a director for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the Registrant or its shareholders; (3) a violation of the MBCA provision relating to unlawful distributions or loans; and (4) an intentional criminal act.

Sections 561 through 571 of the MBCA authorize indemnification of directors and officers of Michigan corporations. The Registrant’s Articles of Incorporation and bylaws require the Registrant to indemnify directors and officers to the fullest extent permitted by the MBCA. Specifically, the Registrant’s bylaws require it to indemnify directors and officers against expenses (including actual and reasonable attorneys’ fees), judgments (other than in an action by or in the right of the Registrant), penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including any appeal, brought against a director or officer by reason of the fact that the person is or was a director or officer of the Registrant or, while serving as a director or officer, is or was serving at the request of the Registrant as a director, officer, member, partner, trustee, employee, fiduciary or agent of another enterprise to the maximum extent permitted by, and in accordance with the procedures and requirements specified in, the MBCA. The bylaws further require the Registrant to indemnify officers and directors whose defense on the merits or otherwise has been successful.

Although the Registrant’s bylaws require indemnification in the situations described above, each request by an officer or director for indemnification (except where the officer’s or director’s defense has been successful) must be individually authorized upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct provided in the MBCA. The determination may be made in any one of the following ways: (1) by a majority of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding; (2) if the quorum in (1) is not obtainable, then by majority vote of a committee of at least two directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding; (3) by independent legal counsel in a written opinion; (4) the Registrant’s shareholders, other than directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding; or (5) by all directors meeting the MBCA definition of “independent director” who are not parties or threatened to be made parties to the action, suit or proceeding. However, because the Registrant’s Articles of Incorporation contain a provision limiting monetary liability of directors, the Registrant may indemnify a director without a determination that the applicable standard of conduct has been met unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Registrant or its shareholders, violated the MBCA provision relating to unlawful distributions or loans or intentionally violated criminal law. The authorization of payment may be made in any one of the following ways: (1) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority of all such directors or by majority vote of a committee of at least two such directors; (2) by a majority vote of any directors of the Registrant meeting the MBCA definition of “independent director” who are not parties or threatened to be made parties to the action, suit or proceeding; (3) if there are no “independent directors” and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by majority vote of the board; or (4) the Registrant’s shareholders, other than directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding. The bylaws also provide that indemnification is a contractual right between the Registrant and the officer or director, who may not be adversely affected by a repeal of the indemnification provisions of the Registrant’s bylaws.

Section 567 of the MBCA and the Registrant’s bylaws authorize the Registrant to purchase and maintain insurance from a third party insurer on behalf of a person who is or was a director, officer, employee or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not the Registrant would have the power to indemnify him or her under the bylaws or the laws of the State of Michigan. The Registrant maintains directors’ and officers’ insurance policies. The policies insures directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers of the Registrant, or in a similar capacity for another entity at the request of the Registrant, and insure the Registrant for those losses for which it has lawfully indemnified the directors and officers and losses arising from certain claims against the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

See Index to Exhibits.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if this registration statement is on Form S-3 or Form F-3 and the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on June 2, 2016.

ITC Holdings Corp.

By:	/s/ Joseph L. Welch
	Name:	Joseph L. Welch
	Title:	Chairman, President and Chief Executive Officer

We, the undersigned directors and officers of ITC Holdings Corp., do hereby constitute and appoint Joseph L. Welch, Rejji P. Hayes and Christine Mason Soneral, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 2, 2016.

Signature	Title

/s/ Joseph L. Welch	Chairman, President and Chief Executive Officer
Joseph L. Welch	(Principal Executive Officer)

/s/ Rejji P. Hayes	Executive Vice President and Chief Financial Officer
Rejji P. Hayes	(Principal Financial Officer and Principal Accounting Officer)

/s/ Albert Ernst	Director
Albert Ernst

/s/ Christopher H. Franklin	Director
Christopher H. Franklin

/s/ Edward G. Jepsen	Director
Edward G. Jepsen

/s/ Dave R. Lopez	Director
Dave R. Lopez

/s/ Hazel R. O’Leary	Director
Hazel R. O’Leary

/s/ Thomas G. Stephens	Director
Thomas G. Stephens

/s/ Gordon Bennett Stewart, III	Director
Gordon Bennett Stewart, III

/s/ Lee C. Stewart	Director
Lee C. Stewart

EXHIBIT INDEX

Exhibit No	Description of Exhibit

1.1*	Form of Underwriting Agreement with respect to Debt Securities

3.1

Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 27, 2014)

3.2

Fifth Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 26, 2015)

4.3

Indenture, dated as of July 16, 2003, between the Registrant and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

4.5

First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

4.6

First Supplemental Indenture, dated as of July 15, 2003, supplementing the First Mortgage and Deed of Trust dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

4.7

Second Supplemental Indenture, dated as of July 15, 2003, supplementing the First Mortgage and Deed of Trust dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.7 of the Registrant’s Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on May 10, 2005)

4.8

Amendment to Second Supplemental Indenture, dated as of January 19, 2005, between International Transmission Company and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form S-1, as amended, Reg. No. 333-123657, filed on June 10, 2005)

4.9

Second Amendment to Second Supplemental Indenture, dated as of March 24, 2006, between International Transmission Company and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.9 of the Registrant’s Form 8-K filed on March 30, 2006)

4.10

Third Supplemental Indenture, dated as of March 28, 2006, between International Transmission Company and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee, supplementing the First Mortgage and Deed of Trust dated as of July 15, 2003 (incorporated by reference to Exhibit 4.10 of the Registrant’s Form 8-K filed on March 30, 2006)

4.12

Second Supplemental Indenture, dated as of October 10, 2006, supplemental to the Indenture dated as of July 16, 2003, between the Registrant and The Bank of New York Trust Company, N.A., (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.12 of the Registrant’s Form 8-K filed on October 10, 2006)

4.14

First Mortgage Indenture between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank, dated as of December 10, 2003 (incorporated by reference to Exhibit 4.14 of the Registrant’s Form 10-Q for the quarter ended September 30, 2006, filed on November 2, 2006)

4.17

ITC Holdings Corp. Note Purchase Agreement, dated as of September 20, 2007 (incorporated by reference to Exhibit 4.17 of the Registrant’s Form 10-Q for the quarter ended September 30, 2007, filed on November 1, 2007)

4.18

Third Supplemental Indenture, dated as of January 24, 2008, supplemental to the Indenture dated as of July 16, 2003, between the Registrant and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.18 of the Registrant’s Form 8-K filed on January 25, 2008)

Exhibit No	Description of Exhibit
4.19

First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.19 of the Registrant’s Form 8-K filed on February 1, 2008)

4.20

First Supplemental Indenture, dated as of January 14, 2008, supplemental to the First Mortgage Indenture between ITC Midwest LLC and The Bank of New York Trust Company, N.A., as trustee, First Mortgage and Deed of Trust, dated as of January 14, 2008 (incorporated by reference to Exhibit 4.20 of the Registrant’s Form 8-K filed on February 1, 2008)

4.21

Fourth Supplemental Indenture, dated as of March 25, 2008, between International Transmission Company and The Bank of New York Trust Company, N.A., as trustee, to the First Mortgage and Deed of Trust dated as of July 15, 2003 (incorporated by reference to Exhibit 4.21 of the Registrant’s Form 8-K filed on March 27, 2008)

4.23

Second Supplemental Indenture, dated as of December 15, 2008, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee, to the First Mortgage and Deed of Trust, dated as of January 14, 2008 (incorporated by reference to Exhibit 4.23 of the Registrant’s Form 8-K filed on December 23, 2008)

4.24

Third Supplemental Indenture, dated as of November 25, 2008, between METC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee, to the First Mortgage Indenture between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank, dated as of December 10, 2003 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed on December 23, 2008)

4.25

Fourth Supplemental Indenture, dated as of December 11, 2009, between ITC Holdings Corp. and The Bank of New York Mellon Trust Company, N.A. (f.k.a. The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.25 of the Registrant’s Form 8-K filed on December 14, 2009)

4.26

Fourth Supplemental Indenture, dated as of December 10, 2009, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.26 of the Registrant’s Form 8-K filed on December 17, 2009)

4.27

Fifth Supplemental Indenture, dated as of April 20, 2010, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.27 of the Registrant’s Form 8-K filed on May 10, 2010)

4.28

Third Supplemental Indenture, dated as of December 15, 2008, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.28 of the Registrant’s Form 10-Q for the quarter ended June 30, 2011, filed on July 29, 2011)

4.29

Fifth Supplemental Indenture, dated as of July 15, 2011, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.29 of the Registrant’s Form 10-Q for the quarter ended June 30, 2011, filed on July 29, 2011)

4.30

Sixth Supplemental Indenture, dated as of November 29, 2011, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.30 of the Registrant’s Form 8-K filed on December 1, 2011)

4.31

Sixth Supplemental Indenture, dated as of October 25, 2012, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.31 of the Registrant’s Form 8-K filed on October 29, 2012)

Exhibit No	Description of Exhibit
4.32

Seventh Supplemental Indenture, dated as of March 18, 2013, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.32 of the Registrant’s Form 8-K filed on April 8, 2013)

4.33

Indenture, dated as of April 18, 2013, between ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee (including form of note) (incorporated by reference to Exhibit 4.33 of the Registrant’s Form S-3 filed on April 18, 2013)

4.34

First Supplemental Indenture, dated as of July 3, 2013, between ITC Holdings Corp and Wells Fargo Bank, National Association, as trustee (including forms of notes) (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on July 3, 2013)

4.35

Fifth Supplemental Indenture, dated as of August 7, 2013, between International Transmission Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (including form of bonds) (incorporated by reference to Exhibit 4.35 of the Registrant’s Form 8-K filed on August 16, 2013)

4.36

Fifth Supplemental Indenture, dated as of May 16, 2014, between ITC Holdings Corp. and The Bank of New York Mellon Trust Company, N.A. (f.k.a. The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on May 16, 2014)

4.38

Second Supplemental Indenture, dated as of June 4, 2014 between ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee, together with form of 3.65% Senior Note due 2024 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on June 4, 2014)

4.39

Sixth Supplemental Indenture, dated as of May 23, 2014, between International Transmission Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on June 10, 2014)

4.40

First Mortgage and Deed of Trust, dated as of November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on November 26, 2014)

4.41

First Supplemental Indenture, dated as of November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed on November 26, 2014)

4.42

Seventh Supplemental Indenture, dated as of December 5, 2014, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.42 of the Registrant’s Form 8-K filed on December 22, 2014)

4.43

Eighth Supplemental Indenture, dated as of March 18, 2015, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.43 of the Registrant’s Form 8-K filed on April 8, 2015)

4.44

Eighth Supplemental Indenture, dated as of March 31, 2016, between Michigan Electric Transmission Company, LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.44 of the Registrant’s Form 8-K filed on April 26, 2016)

5.1**	Opinion of Dykema Gossett PLLC

5.2**	Opinion of Simpson Thacher & Bartlett LLP

12.1**	Computation of Earnings to Fixed Charges

23.1**	Consent of Dykema Gossett PLLC (included as part of its opinion filed as Exhibit 5.1 hereto)

Exhibit No	Description of Exhibit
23.2**	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3**	Consent of Deloitte & Touche LLP (Detroit, Michigan) relating to the consolidated financial statements and schedule of ITC Holdings Corp.

24.1	Powers of Attorney of the directors and officers of the Registrant (included in the signature page to this registration statement)

25.1**	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association

*                 To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

**          Filed herewith.